Exhibit 10.26

Certificate No. (Specimen)

CONVERTIBLE DEBENTURE

OF

FIRSTGOLD CORP.

ISSUE OF CONVERTIBLE DEBENTURE

OF US $1,100,000 PRINCIPAL SUM

No.	Principal Amount US $1,100,000

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) [DATE OF CLOSING] AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

CONVERTIBLE DEBENTURE

FIRSTGOLD CORP.
A Delaware Corporation

NOW THEREFORE it is hereby covenanted, agreed and declared as follows:

ARTICLE I
INTERPRETATION

1.1
Definitions.  In this Debenture, including the preamble, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings namely:

(a)	"Business Day" means any day other than a Saturday, Sunday, legal holiday or a day on which banking institutions are closed in Toronto, Ontario;

(b)	"Common Shares" means the common shares of the Corporation as such shares are constituted on the date hereof;

(c)	"Corporation" means Firstgold Corp., a Delaware corporation, and its successors and assigns;

(d)	"Conversion Notice" has the meaning ascribed to that term in Section 4.1 hereof;

(e)
"Conversion Price" means the price per Debenture Share at which the Principal Sum outstanding under this Debenture shall from time to time be convertible into Common Shares pursuant to a Holder Conversion, being US$0.80 per Debenture Share, subject to adjustment;

(f)	"Debenture Shares" means the Common Shares issuable upon the due conversion of Debentures;

(g)
"this Debenture", the "Debenture", "herein", "hereby", "hereof", "hereto", "hereunder" and similar expressions mean or refer to this convertible, subordinated, unsecured debenture and any debenture, deed or instrument supplemental or ancillary thereto and any schedules hereto or thereto and not to any particular article, section, subsection, clause, subclause or other portion hereof; the "Debentures" means this Debenture together with all others, being part of a series of like debentures except as to principal amount thereof;

(h)	"Event of Default" means any of the events specified in Section 5.1 hereof;

(i)	"Holder" or "Debentureholder" has the meaning ascribed hereto in Section 2.1 hereof;

(j)	"Maturity Date" means January ●, 2010;

(k)
"person" means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof;

(l)	"Principal Sum" means $US 1.1 million;

(m)	"Redemption Amount" has the meaning ascribed to that term in Section 2.2 hereof;

(n)	"Redemption Date" has the meaning ascribed to that term in Section 2.2 hereof.

1.2	Gender. Whenever used in this Debenture, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

1.3
Numbering of Articles, etc.  Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, clause, subclause or schedule refers to the article, section, subsection, clause, subclause or schedule bearing that number or letter in this Debenture.

1.4
Day not a Business Day.  In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.  If the payment of any amount is deferred for any period, then such period shall be included for purposes of the computation of any interest payable hereunder.

1.5
Computation of Time Period.  Except to the extent otherwise provided herein, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

ARTICLE II
PROMISE TO PAY

2.1
Indebtedness.  The Corporation, for value received, and in consideration of the premises hereby acknowledges itself indebted and promises and covenants to pay to _____________________, the registered holder hereof for the time being (the "Holder"):

(a)   That amount of the Principal Sum outstanding on January ●, 2010 (the "Maturity Date") or sooner in accordance with Section 2.2 or upon the occurrence of an Event of Default or upon such other date as specified herein, subject to the reduction of such Principal Sum from time to time upon the exercise of the conversion rights set out in Article IV hereof, at the principal office of the Corporation in Cameron Park, California;

(b)   interest on any monies owing by the Corporation to the Holder hereunder, all as specifically calculated hereunder; and

(c)   all other monies which may be owing by the Corporation to the Holder pursuant to this Debenture.

2.2
Early Redemption.  After six (6) months from the Closing Date, this Debenture may be prepaid in whole prior to the Maturity Date at the Corporation’s option by providing the Holder with at least five (5) days prior written notice, for an amount equal to the sum of the following: (i) the Principal Sum then outstanding, and (ii) accrued and unpaid interest to the date fixed for early redemption (the "Redemption Date"); and (iii) a premium of 10% of the Principal Sum (the “Redemption Premium”) (the sum of (i), (ii) and (iii) (being the "Redemption Amount").

Notice of redemption shall be sent to the Holder not less than five (5) days prior to the Redemption Date and shall state:

(a)   the Redemption Date; and

(b)   the place where this Debenture is to be surrendered for payment of the Redemption Amount thereof.

Notice of redemption having been given as aforesaid, this Debenture shall, on the Redemption Date, become due and payable at the Principal Sum thereof and on and after such date such Debentures shall only bear interest if the Corporation shall default in the payment of the Redemption Amount on the Redemption Date.  Upon surrender of this Debenture for redemption in accordance with such notice, such Debenture shall be paid by the Corporation.  In addition, and for greater certainty, until this Debenture has been redeemed in accordance with this Section 2.2, the Holder retains the right to convert the Principal Sum to Debenture Shares in accordance with Article IV hereof.

This Debenture may also be prepaid in part provided that any partial redemption is in the minimum amount of US$350,000; and further provided that the Corporation pay to the Holder the Redemption Premium on any amount so partially redeemed.

Notice of partial redemption shall be sent to the Holder not less than five (5) days prior to the date set for such partial redemption (the “Partial Redemption Date”) and shall state:

(a)   the Partial Redemption Date;

(b)   the amount of such partial redemption (the “Partial Redemption Amount”); and

(c)   the place where this Debenture is to be surrendered for payment of the partial redemption amount thereof.

Notice of partial redemption having been given as aforesaid, this Debenture shall, on the Partial Redemption Date, become due and payable as to the Partial Redemption Amount thereof and on and after such date such Debenture shall only bear interest on the remaining Principal Sum.  Upon surrender of this Debenture for partial redemption in accordance with such notice, such Debenture shall be replaced with a new Debenture evidencing the remaining Principal Sum.

ARTICLE III
INTEREST

3.1
Calculation and Payment of Interest, etc.  The Corporation shall pay interest on the Principal Sum at the rate of 10.00% per annum, calculated and payable monthly in arrears (less any tax required by law to be deducted or withheld).  Contemporaneous with the delivery of this Debenture to the Holder duly executed by the Corporation (the “Closing Date”), the Corporation shall prepay an amount equal to the aggregate interest payable (without compounding interest) for a period of six (6) months.  Subsequent interest payments shall commence on the first business day of the eighth (8th) month following the calendar month in which the Closing Date occurs and shall continue on the first business day of each subsequent month while any Principal Amount remains outstanding hereunder

3.2
Overdue Interest.  All interest payable hereunder on becoming overdue shall be forthwith treated, as to the payment of interest thereon, as principal and thereafter shall bear interest calculated at the same rate and in the same manner as if it were principal.  Overdue interest shall be payable forthwith without demand by the Holder.  Any interest amount added to the Principal Sum by operation of this section may only be converted into Common Shares upon receipt of all required regulatory approvals which approvals may or may not be granted and if not granted, such additional interest amount will only be payable in cash.

3.3
No Merger In Judgement.  The covenant of the Corporation to pay interest at the rate provided herein shall not merge in any judgement in respect of any obligation of the Corporation hereunder and such judgement shall bear interest in the manner set out in this Article III and be payable on the same days when interest (whether hereunder or otherwise) is payable hereunder.

ARTICLE IV
CONVERSION OF DEBENTURE

4.1
Conversion.  The Holder may, at its election, upon surrender (either in person, by mail (postage prepaid) or other means of delivery) of this Debenture along with a completed notice of conversion (the "Conversion Notice") in the form attached hereto as Schedule "A" at the principal office of the Corporation in the Cameron Park, California at any time prior to the close of business on the earlier of (a) the Redemption Date; and (b) January ●, 2010, convert that portion of the Principal Sum so surrendered into Debenture Shares (without adjustment for interest accrued but unpaid hereon or for dividends on Common Shares issuable upon conversion) ("Holder Conversion").  Debentures may be converted on or prior to the Maturity Date or the Redemption Date, as the case may be, at a conversion price equal to the Conversion Price per Debenture Share; provided, however, that the Holder shall not be entitled to a Holder Conversion if, upon issuance of the Debenture Shares, the Holder would own, either directly or beneficially, in excess of 4.99% of the outstanding Common Shares of the Corporation.  The delivery of the Conversion Notice duly executed by the Holder and the surrender of the Debenture shall be deemed to constitute a contract between the Holder and the Corporation whereby (i) the Holder subscribes for the number of Debenture Shares which he shall be entitled to receive upon such Holder Conversion, (ii) the Holder releases the Corporation from all liability thereon or from all liability with respect to the portion of the Principal Sum thereof to be converted, as the case may be, and (iii) the Corporation agrees that the surrender of the Debenture for Holder Conversion constitutes full payment of the subscription price for the Debenture Shares issuable on such Holder Conversion and that the Debenture Shares will be issued as fully paid and non-assessable Common Shares in the capital of the Corporation.

As promptly as possible after receipt of the Conversion Notice and the Debenture but subject to Section 4.3 hereto, the Corporation shall issue or cause to be issued and deliver or cause to be delivered to the Holder a certificate or certificates in the name or names of the person or persons specified in the Conversion Notice for the number of Debenture Shares deliverable upon the Holder Conversion. Upon completion of the conversion transaction, the rights of the Holder to receive, in respect of the amount hereof so converted, the Principal Sum and interest thereon, shall cease and the Holder or the other person or persons in whose name or names any certificate or certificates for Common Shares shall be deliverable upon such Holder Conversion shall be deemed to have become on such date the holder or holders of record of such Common Shares represented thereby.  Interest will be payable on the Principal Sum up to the date of Holder Conversion.

In the event that only a portion of the Principal Sum is subject to Holder Conversion, the Holder will be entitled to receive a replacement Debenture representing the Principal Sum not subject to Holder Conversion on the same terms and provisions contained herein.  In this event, interest shall continue to be payable on the remainder of the Principal Sum.

4.2	Adjustment.

(a)
If and whenever the Corporation shall (i) subdivide or redivide the outstanding Common Shares into a greater number of Common Shares; (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of Common Shares; (iii) issue any Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend, the number of Common Shares which may be acquired pursuant to this Article 4 on and at any time after the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Common Shares by way of a stock dividend, as the case may be, shall be increased, in the case of the events referred to in (i) and (iii) above, in the proportion which the number of Common Shares outstanding before such subdivision, redivision or dividend bears to the number of Common Shares outstanding after such subdivision, redivision or dividend, or shall be decreased, in the case of the events referred to in (ii) above, in the proportion which the number of Common Shares outstanding before such reduction, combination, or consolidation bears to the number of Common Shares outstanding after such reduction, combination or consolidation and in each case the price at which the Holder Conversion shall occur will be adjusted to reflect the change in the number of Common Shares that become issuable under this Article 4.  Any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date fixed for such stock dividend for the purpose of calculating the number of outstanding Common Shares under this Section 4.2(a) or Section 4.2(c).

(b)
In the case of any reclassification of, or other change in, the outstanding Common Shares other than a subdivision, redivision, reduction, combination or consolidation, subject to the approval of the Toronto Stock Exchange (if applicable), the Holder shall be entitled to receive upon conversion pursuant to Article IV, and shall accept in lieu of the number of Common Shares to which it was theretofore entitled upon such conversion, the kind and amount of shares and other securities or property which the Holder would have been entitled to receive as a result of such reclassification if, on the effective date thereof, it had been the registered holder of the number of Common Shares to which it was theretofore entitled upon conversion.  If necessary, appropriate adjustments shall be made in the application of the provisions set forth in this Article IV with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Article IV shall thereafter correspondingly be made applicable as nearly as may be possible in relation to any shares or other securities or property thereafter deliverable upon the conversion of any Debenture.  Any such adjustments shall be made by and set forth in a supplemental certificate approved by the directors of the Corporation and shall for all purposes be conclusively deemed to be an appropriate adjustment, after reasonable consultation with the Holder.

(c)
If and whenever the Corporation shall issue or distribute to all or substantially all the holders of Common Shares (i) shares of the Corporation of any class; (ii) rights, options or warrants (that shall not have expired unexercised, unconverted or unexchanged at the time a Holder converts any Debenture, in whole or in part); (iii) evidences of indebtedness; or (iv) any other assets or securities and if such issuance or distribution does not result in an adjustment as provided for in Section 4.2(a) or Section 4.2(b), subject to the approval of the Toronto Stock Exchange (if applicable), the price at which the Principal Amount may be converted into Common Shares pursuant to Article IV shall be adjusted effective immediately before the record date at which the holders of Common Shares are determined for purposes of any such issuance or distribution as aforesaid in such manner as the directors of the Corporation determine to be appropriate on a basis consistent with this Section 4.3.

(d)	If, at any time, the Holder exercises its conversion rights before the record date and before the occurrence of an event, for which this Section 4.2 requires that an adjustment shall become effective immediately before the record date for such event, the Corporation may defer issuing to the Holder the additional Common Shares issuable upon such conversion, by reason of the adjustment required by such event, until the occurrence of such event. In the event of such an adjustment, the Corporation shall deliver to the Holder an appropriate instrument evidencing the Holder's right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of the holders of Common Shares on and before the date of conversion or such later date as such holder would, but for the provisions of this Section 4.2, have become the holder of record of such additional Common Shares.

(e)
If a dispute shall at any time arise with respect to adjustments of the Conversion Price or the number of Common Shares issuable upon the conversion of this Debenture, such disputes shall be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act, by such other firm of independent chartered accountants accredited by the United States Public Company Accounting Oversight Board as may be selected by the directors and any such determination shall be conclusive evidence of the correctness of any adjustment made pursuant to this Section 4.2 hereof and shall be binding upon the Corporation and the Holder.

4.3
No Fractional Common Shares.  Notwithstanding anything herein contained, the Corporation shall in no case be required to issue fractional Common Shares or to pay any cash adjustment in lieu of any fractional Common Share upon the conversion of the Debenture.  Any fractions will be rounded to the nearest whole number with fractions of one-half or greater being rounded to the next higher whole number and fractions of less than one-half being rounded to the next lower whole number.

4.4
Reservation of Common Shares.  The Corporation shall at all times while the Debenture remains convertible into Debenture Shares as herein provided, reserve and keep available out of its authorized but unissued share capital, for the purpose of effecting the conversion of the Debenture, such number of Common Shares as shall from time to time be sufficient to effect the conversion of the Debenture.  In the event that the Corporation does not have available such number of Common Shares required to satisfy full conversion of this Debenture into Debenture Shares, the Corporation agrees to hold a special meeting of shareholders in order to increases the number of Common Shares authorized and reserved in order to meet its obligations hereunder.

ARTICLE V
DEFAULT

5.1	Acceleration of Maturity on Default. Upon the happening of any one or more of the following events (herein sometimes called "Events of Default") namely:

(a)
if the Corporation does not pay on the Maturity Date any principal, interest or other amount payable by it under the Debenture at the place and in the currency in which such amount is expressed to be payable;

(b)
if the Corporation makes a general assignment for the benefit of creditors; or any proceeding is instituted by it seeking relief as debtor, or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts or for an order for similar relief under any law relating to bankruptcy, insolvency, reorganization or relief of debtors (including under any statutes relating to the incorporation of companies) or seeking appointment of a receiver or trustee, or other similar official for it or for any substantial part of its properties or assets; or any corporate or partnership action is taken to authorize any of the actions referred to in this Section 5.1(b);

(c)	if any proceedings are instituted against the Corporation seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts or an order for similar relief under any law relating to bankruptcy, insolvency, reorganization or relief of debtors (including under any statutes relating to the incorporation of companies) or seeking appointment of a receiver, trustee or other similar official for it or for any substantial part of its properties or assets and such proceeding is not dismissed within sixty (60) days of its service on the Corporation;

(d)	if the Corporation takes any corporate proceedings for its dissolution, liquidation or if the corporate existence of the Corporation shall be terminated by expiration, forfeiture or otherwise, or if the Corporation ceases or threatens to cease, to carry on all or a substantial part of its business;

(e)	the date the Holder intends to convert this Debenture into Debenture Shares in accordance with the terms set out herein, the Corporation fails to have available out of its authorized but unissued share capital, for the purpose of effecting the conversion of this Debenture, such number of Common Shares as shall from time to time be sufficient to effect the conversion of this Debenture; and

(f)	if the Corporation is in material breach of the listing requirements of the Toronto Stock Exchange then in each and every such event, and provided that the Corporation has been provided with fifteen (15) days to cure such Event of Default (except for Subsection 5.1(c) which allows sixty (60) days to cure), the Principal Sum and interest on the Debenture shall forthwith become immediately due and payable to the Holder, anything herein contained to the contrary notwithstanding, and the Corporation shall forthwith pay to the Holder of the Debenture the amount of the Principal Sum and interest then accrued but unpaid on the Debenture and all other moneys payable under the provisions hereof together with interest at the rate of interest borne by the Debenture on such Principal Sum and interest from the date of the said Event of Default until payment is received by the Holder, and any moneys so received by the Holder shall be applied in the manner provided in Section 8.1.  Notwithstanding the foregoing, the Holder shall have the option, if it so chooses, at any time upon the occurrence of an Event of Default that remains uncured at the conclusion of the applicable cure period referenced herein, to convert this Debenture into Common Shares (the “Event of Default Conversion”) at the lower of (i) US$0.80, or (ii) the volume weighted average trading price of the Common Shares as indicated on the Toronto Stock Exchange, or if not then listed on the Toronto Stock Exchange, then on the OTCBB for the ten (10) consecutive trading days immediately preceding the date set for the Event of Default Conversion, provided that such price will not be  less than  $0.50 per share.

5.2
Waiver of Corporation's Rights.  To the full extent that it may lawfully do so, the Corporation for itself and its successors and assigns hereby waives and disclaims any benefit of, and shall not have or assert any right under, any statute or rule of law pertaining to the marshaling of assets, discussion, division or other matter whatever, to defeat, reduce or affect the rights of the Holder under the terms of this Debenture.

ARTICLE VI
SECURITY

6.1
Security. Payment of the Principal Sum and of any Interest is secured by a first lien on the assets of the Corporation and its subsidiaries, subject to permitted encumbrances (the “Secured Interest”). To this effect, the security interest provided to and granted in favour of the Holder hereunder shall be documented by the relevant instrument under the Uniform Commercial Code and be filed with all necessary regulatory authorities, and be registered in all necessary public registers, such that a legal, valid and enforceable security interest on the Security Interest be created exclusively in favour of the Holder. Such Secured Interest shall remain in full force and effect for so long as any obligation of the Corporation hereunder remains outstanding. Without limiting the foregoing, the Secured Interest shall include a pledge and assignment agreement as well as a general security agreement, both of which must be in recordable form acceptable to Holder’s counsel, acting reasonably.

ARTICLE VII
WAIVER

7.1
Waiver.  The Holder may waive any breach of any of the provisions contained in this Debenture or any default by the Corporation in the observance or performance of any covenant, condition or obligation required to be observed or performed by it under the terms of this Debenture.  No waiver, consent, act or omission by the Holder shall extend to or be taken in any manner whatsoever to affect any other or subsequent breach or default or the rights resulting therefrom and no waiver or consent by the Holder shall bind the Holder unless it is in writing.  The inspection or approval by the Holder of any document or matter or thing done by the Corporation shall not be deemed to be a warranty or holding out of the adequacy, effectiveness, validity or binding effect of such document, matter or thing or a waiver of the Corporation's obligations.

ARTICLE VIII
OTHER RIGHTS OF THE HOLDER

8.1
Rights of Set-Off.  The Corporation acknowledges and agrees that the Principal Sum and the other obligations hereunder shall be paid, satisfied and discharged to the Holder without regard to such dealings as may from time to time occur as between any one or more of the Holder, the Corporation and any other person and without regard to such equities or rights of set-off or counterclaim which may from time to time exist between any one or more of the Holder, the Corporation or any other person, and that the Principal Sum and other obligations hereof shall be paid without regard to any equities between the Corporation and the Holder hereof or any set-off or cross-claims and the receipt of the Holder for the payment of the Principal Sum will be a good discharge to the Corporation in respect thereof.

8.2
No Merger.  Neither the taking of any judgement nor the exercise of any rights hereunder shall operate to extinguish the obligation of the Corporation to pay the monies under this Debenture and shall not operate as a merger of any covenant in this Debenture, and the acceptance of any payment shall not constitute or create a novation, and the taking of a judgement or judgements under a covenant herein contained shall not operate as a merger of those covenants and affect the Holder's right to interest under this Debenture.

ARTICLE IX
ADMINISTRATIVE PROVISIONS

9.1
Transfer of Debenture.  This Debenture may be transferred only by transfer in writing in the form attached hereto as Schedule "B", and will only be effective as regards the Corporation when delivered at the registered office of the Corporation in Cameron Park, California accompanied by this Debenture together with such evidence of identity or title as the Corporation may reasonably require and upon payment of all applicable transfer taxes.  Thereupon, the Corporation will record such transfer on its books and issue a new debenture to the transferee in exchange for this Debenture.

9.2
Registered Holders.  The person in whose name this Debenture shall be registered shall be deemed and regarded as the owner and holder hereof for all purposes, and the payment to and/or receipt of any Holder for any Principal Sum or interest hereby secured shall be a good discharge of the Corporation for the same, and the Corporation shall not be bound to enter in the register notice of any trust or to inquire into the title of any Holder or to recognize any trust or equity affecting the title hereof save as ordered by some court of competent jurisdiction or as required by statute.

ARTICLE X
MISCELLANEOUS

10.1	Time. Time shall be of the essence of this Debenture.

10.2
Governing Law.  This Debenture shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein but the reference to such laws shall not, by conflict of laws rules or otherwise, require the application of the law of any jurisdiction other than the Province of Ontario.  The Corporation hereby irrevocably attorns to the jurisdiction of the Courts of the Province of Ontario except that US law shall apply to UCC matters.

10.3
Severability.  If any one or more of the provisions or parts thereof contained in this Debenture should be or become invalid, illegal or unenforceable, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, severable therefrom and the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed.

10.4
Headings.  The headings of the articles, sections, subsections and clauses of this Debenture have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Debenture.

10.5
Binding Effect.  This Debenture and all of its provisions shall enure to the benefit of the Holder, its successors and assigns, and shall be binding upon the Corporation and its successors and permitted assigns.  The expression the "Holder" as used herein shall include the Holder's assigns whether immediate or derivative.

10.6
Notices.  Any notice required or permitted to be given under any of this Debenture or any tender or delivery of documents may be given by personal delivery or by facsimile transmission to the parties at the following addresses:

(a)	to the Holder at:

●

(b)	to the Corporation at:

Firstgold Corp.
3108 Ponte Morino Drive, Suite 210
Cameron Park
CA 95682

Attention: Mr. Steve Akerfeldt
Fax: (530) 698-4995

Any notice or delivery shall be given as herein provided or to such other addresses or telecopier number or in care of such other person as a party may from time to time advise by notice in writing as aforesaid.  The date of receipt of such notice or delivery shall be the date of actual delivery to the address specified if delivered or the date of actual transmission to the telecopier number if telecopied, unless such date is not a Business Day, in which event the date of receipt shall be the next Business Day immediately following the date of such delivery or transmission.

ARTICLE XI

11.1	Arranging Fee. Upon Closing, the Corporation shall pay to the Holder or as the Holder may direct the amount of US$100,000, which amount will be netted out of the Principal Sum advanced at Closing .

IN WITNESS WHEREOF the Corporation has duly executed these presents as of the date first above by its duly authorized officer.

FIRSTGOLD CORP.

Per:	/s/ Stephen Akerfeldt
Name:	Stephen Akerfeldt
Title:	Chief Executive Officer

SCHEDULE "A"

CONVERSION FORM

TO:           FIRSTGOLD CORP. (the "Corporation")

The undersigned registered holder of the convertible debenture (the "Debenture") represented by the within certificate hereby subscribes for Debenture Shares of the Corporation pursuant to the within Debenture certificate on the terms specified in the within Debenture certificate, to the extent of US$______________ of Principal Sum, which certificate is hereby tendered to the Corporation and which will, upon due issuance of the Units aforesaid and, if required, any replacement certificate for any portion of the Debenture not converted, be null and void.

The Debenture Shares subscribed for will be issued as set forth below and will be mailed to the address set forth below.

DATED this                                            day of                                , 200

If subscriber is a corporation:
By:
Name:
Title:

If subscriber is an individual:

Witness	Signature of Subscriber

Signature guaranteed:

The signature must be guaranteed by a Canadian chartered bank or a member of a recognized stock exchange or other entity acceptable to the Trustee.

Print below the name and address in full of the Person in whose name the Debenture Shares subscribed for are to be issued.  If the Debenture Shares subscribed for are to be issued to more than one person, similar information must be provided for each person, as well as the number of Debenture Shares to be issued to each.  (If any of the Debenture Shares are to be issued to a person or persons other than the holder of the within Debenture certificate, the holder must pay to the Corporation all requisite taxes.)

Name:
Address:

Social Insurance Number	Postal Code

SCHEDULE "B"

TRANSFER FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to (name of transferee) US$                       (indicate principal amount of debentures being transferred) principal amount of convertible debentures of Firstgold Corp. represented by certificate(s) no.                        (indicate number(s) of certificate(s) being transferred) and irrevocably constitutes and appoints                                (indicate name of transferee) attorney to transfer such debenture(s) on the securities register of Firstgold Corp., with full power of substitution.

DATED:

IF TRANSFEROR IS A CORPORATION:

By:
Name:
Title:

If transferor is an individual:

Witness	Signature of Transferor

Signature guaranteed:

The signature must be guaranteed by a Canadian chartered bank or a member of a recognized stock exchange or other entity acceptable to the Trustee.